As filed with the Securities and Exchange Commission on December 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MultiPlan Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-3536151 (I.R.S. Employer Identification Number)

115 Fifth Avenue, New York, NY (Address of principal executive offices)	10003 (Zip Code)

MultiPlan Corporation 2020 Omnibus Incentive Plan

(formerly the Churchill Capital Corp III 2020 Omnibus Incentive Plan)

(Full title of the plan)

Mark Tabak
Chief Executive Officer
MultiPlan Corporation
115 Fifth Avenue
New York, New York 10003
(212) 780-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

William B. Brentani

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (a)	Proposed maximum offering price per share(b)	Proposed maximum aggregate offering price(b)	Amount of registration fee(b)
Class A Common Stock, $0.0001 par value per share	85,850,000	$7.06	$606,101,000	$66,125.62

(a)	Covers 85,850,000 shares of MultiPlan Corporation Class A common stock, par value $0.0001 per share (the “Common Stock”), approved for issuance under the MultiPlan Corporation 2020 Omnibus Incentive Plan (formerly the Churchill Capital Corp III 2020 Omnibus Incentive Plan) (the “2020 Equity Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional shares of Common Stock that may become issuable under the 2020 Equity Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transactions.

(b)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average high and low prices per share of the registrant’s Common Stock reported on the New York Stock Exchange on December 3, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2020 Equity Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that MultiPlan Corporation (f/k/a/ Churchill Capital Corp III) (the “Registrant”) has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s prospectus filed with the Commission on November 17, 2020 pursuant to Rule 424(b) of the Securities Act, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-249779), as such prospectus may be supplemented or amended;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020; June 30, 2020; and September 30, 2020;

(c)	the Registrant’s Current Reports on Form 8-K and Form 8-K/A, filed with the Commission on February 19, 2020; February 25, 2020; April 2, 2020; April 21, 2020; July 13, 2020; October 9, 2020; October 26, 2020; October 27, 2020; October 30, 2020; November 13, 2020; and November 19, 2020 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission); and

(d)	the description of the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 12, 2020, pursuant to Section 12(b) of the Exchange Act, relating to the Registrant’s Common Stock, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

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Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s second amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Registrant’s amended and restated bylaws provide that the Registrant must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. Such agreements may require the Registrant, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Registrant’s second amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the Registrant’s amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

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The Registrant maintains and expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that the Registrant may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Registrant believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors or executive officers, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1*	MultiPlan Corporation 2020 Omnibus Incentive Plan.

4.2	Second Amended and Restated Certificate of Incorporation of MultiPlan Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 9, 2020).

4.3	Amended and Restated Bylaws of MultiPlan Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 9, 2020).

4.4	Specimen Class A common stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 9, 2020).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Marcum LLP.

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

* Filed herewith

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Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of December, 2020.

MultiPlan Corporation
(Registrant)

By:	/s/ Jeffrey Doctoroff
Name:	Jeffrey Doctoroff
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Tabak, David Redmond and Jeffrey Doctoroff, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to this Registration Statement, including any and all stickers and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney has been signed below by the following persons in the capacities indicated and on the 10th day of December, 2020.

Signature	Title(s)

/s/ Mark Tabak	Chief Executive Officer (Principal Executive Officer)
Mark Tabak	and Chairperson of the Board of Directors

/s/ David Redmond	Executive Vice President and Chief Financial Officer
David Redmond	(Principal Financial Officer)

/s/ Gerald Kozel	Chief Accounting Officer
Gerald Kozel	(Principal Accounting Officer)

/s/ Allen R. Thorpe	Lead Independent Director
Allen R. Thorpe

/s/ Glenn R. August	Director
Glenn R. August

/s/ Richard A. Clarke	Director
Richard A. Clarke

/s/ Anthony Colaluca, Jr.	Director
Anthony Colaluca, Jr.

Signature	Title(s)

/s/ Paul D. Emery	Director
Paul D. Emery

/s/ Julie Klapstein	Director
Julie Klapstein

/s/ Michael Klein	Director
Michael Klein

/s/ P. Hunter Philbrick	Director
P. Hunter Philbrick

/s/ Bill Veghte	Director
Bill Veghte